Exhibit 10.7.2


THIS PROMISSORY NOTE IS AND SHALL AT ALL TIMES BE AND REMAIN SUBORDINATED AND SUBJECT IN RIGHT OF PAYMENT AND ENFORCEMENT, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 11 OF THIS PROMISSORY NOTE, TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR DEBT, AS SUCH TERM IS HEREINAFTER DEFINED.


                                 PROMISSORY NOTE


   $1,575,000                  Houston, Texas             As of May 23, 2006

     FOR VALUE RECEIVED, the undersigned, TRADESTAR SERVICES, INC. ("Maker"), hereby unconditionally promises to pay to the order of FRANKLIN M. CANTRELL, JR. ("Payee") at 5555 Del Monte Drive, Suite 2305, Houston, Harris County, Texas, 77056-4121 or such other address given to Maker by Payee, the principal sum of ONE MILLION FIVE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS AND NO/100 ($1,575,000.00), in lawful money of the United States of America, together with interest (calculated on the basis of a 360-day year) on the unpaid principal balance from the date hereof until maturity (or acceleration of maturity) at the rate of ten percent (10%) per annum.

     1. Definitions. When used in this Note, the following terms shall have the respective meanings specified herein or in the Section referred to:

     "Business Day" means a day upon which business is transacted by national banks in Dallas, Texas.

     "Default" has the meaning ascribed to it in Section 5 hereof.

     "Indemnification Agreement" means that certain Assumption and Indemnification Agreement of even date herewith by and among Maker, Tradestar Acquisition Sub, L.L.C., The CYMRI Corporation, Payee, Larry M. Wright, Robert
G. Wonish, Petroleum Engineers, Inc. and Triumph Energy, Inc.

     "Maximum Rate" means, with respect to the holder hereof, the maximum non-usurious rate of interest which, under all legal requirements, such holder is permitted to contract for, charge, take, reserve, or receive on this Note. If the laws of the State of Texas are applicable for purposes of determining the "Maximum Rate," then such term means the "weekly ceiling" from time to time in effect under Texas Finance Code ss.303.001, as amended, as limited by Texas Finance Code ss.303.009.

     "Merger Agreement" means that certain Agreement and Plan of Merger, dated of even date herewith, by and among Maker, Tradestar Acquisition Sub, L.L.C. The CYMRI Corporation, Payee, Larry M. Wright, Robert G. Wonish, and Michael W. Hopkins.

     "Pledge" means that certain Pledge and Security Agreement, dated of even date herewith, by and among Maker, Payee and Larry M. Wright.

     "Senior Debt" means all amounts outstanding under the Credit Agreement dated May 23, 2006, by and among Petroleum Engineers, Inc. and Tradestar Construction Services, Inc., as debtors, and Wells Fargo, as lender, including that certain Revolving Note payable to Wells Fargo in the original principal amount of $5,000,000.

     "Senior Debt Event of Default" means any event, the occurrence of which permits the termination or acceleration of the Senior Debt.

     "Wells Fargo" means Wells Fargo, National Association, the lender of the Senior Debt, and any of its assigns and any other holders of the Senior Debt.

     2. Payment. The principal and interest on this Note shall be due and payable in eleven (11) equal monthly installments in the amount of THIRTY-THREE THOUSAND FOUR HUNDRED SIXTY-FOUR DOLLARS AND 10/100 ($33,464.10) each, the first monthly payment in such amount being due and payable on 1st day of June, 2006 and thereafter in the same amount of principal and interest on the same day of each calendar month until eleven (11) payments of principal and interest have been made, and on one (1) final installment due and payable on the 1st day of May, 2007 in an amount equal to the then outstanding principal and accrued and unpaid interest due on this Note. MAKER ACKNOWLEDGES AND AGREES THAT THIS NOTE SHALL MATURE ON THE 1st DAY OF MAY, 2007 AND THAT ON MATURITY A BALLOON PAYMENT EQUAL TO ALL OUTSTANDING PRINCIPAL AND ACCRUED AND UNPAID INTEREST HEREUNDER SHALL BE DUE AND PAYABLE.

     All payments of principal and interest of this Note shall be made by Maker to Payee in federal or other immediately available funds. Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal.

     Should the principal of, or any installment of the principal of or interest upon, this Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension.

     3. Security. The payment of this Note is secured by the Pledge pursuant to which the Maker has pledged and granted a security interest in 100% of the membership interests of Tradestar Acquisition Sub, L.L.C., a Nevada limited liability company, as collateral for this Note.

     4. Waivers. Maker and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

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

     No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

     5. Representations and Warranties. Maker hereby represents and warrants to Payee as follows:

          (a) Maker is a corporation, duly organized, validly existing and in good standing under the laws of Nevada and has the power and authority to own its property and to carry on its business in each jurisdiction in which it does business.

          (b) Maker has full power and authority to execute and deliver this Note and Pledge and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Maker. No consent or approval of any public authority or other third party is required as a condition to the validity of this Note and the Pledge, and Maker is in compliance with all laws and regulatory requirements to which it is subject.

          (c) There is no event that is, or with notice or passage of time, or both, would be a Default under this Note and the Pledge.

          (d) This Note and the Pledge constitutes the valid and legally binding obligation of Maker, enforceable in accordance with its terms.

          (e) There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Maker and no provision of any existing agreement, mortgage, indenture or contract binding on Maker or affecting Maker's property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Note and the Pledge.

          (f) All representations and warranties made under this Note shall be deemed to be made at and as of the date hereof.

     6. Default and Remedies.

          (a) A "Default" shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) Maker shall fail to pay when due any principal of, or interest upon, this Note; (ii) any representation or warranty made by Maker to Payee herein shall prove to be untrue or inaccurate in any material respect; (iii) default shall occur in the performance of any covenants or agreements of Maker contained in the

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

     Pledge; (iv) default shall occur in the performance of any of the covenants and agreements of Maker contained in the Indemnification Agreement; (v) default shall occur in the performance of any of the covenants or agreements of Maker contained herein on in the Merger Agreement; (vi) default shall occur in the payment of the Senior Debt, or the Senior Debt shall become due before its stated maturity by acceleration of the maturity thereof or otherwise or shall become due by its terms and shall not be promptly paid or extended; (vii) this Note shall cease to be legal, valid, binding agreements enforceable against any party executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;
     (viii) Maker shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or a substantial part of its assets, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; (ix) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its or their assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; or (x) any final judgment(s) for the payment of money shall be rendered against Maker and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgments.

          (b) If Maker fails or refuses to pay any part of the principal of or interest upon this Note as the same become due, or upon the occurrence of any Default hereunder, the Pledge or under any other agreement or instrument securing or assuring the payment of this Note or executed in connection herewith, then in any such event the holder hereof may, at its option, (i) declare the entire unpaid balance of principal and accrued interest of the Note to be immediately due and payable without presentment or notice of any kind which Maker waives pursuant to Section 3 herein, (ii) reduce any claim to judgment, and/or (iii) pursue and enforce any of Payee's rights and remedies under the Pledge or available pursuant to any applicable law or agreement.

     7. Voluntary Prepayment. Maker reserves the right to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayment shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment in inverse order of maturity.

         8. Usury Laws. Regardless of any provisions contained in this Note, the Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on the Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects, or applies as interest

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

any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

     9. Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees, including all costs of appeal.

     10. Notices. Any notice that may be given by either Maker or Payee shall be in writing and shall be deemed given upon the earlier of the time of receipt thereof by the person entitled to receive such notice, or if mailed by registered or certified mail or with a recognized overnight mail courier upon two (2) days after deposit with the United States Post Office or one (1) day after deposit with such overnight mail courier, if postage is prepaid and mailing is addressed to Maker or Payee, as the case may be, at the following addresses, or to a different address previously given in a written notice to the other party:


    To Maker:       Tradestar Services, Inc.
                    3451 Candelaria NE
                    Albuquerque, New Mexico 87107
                    Attention: Frederick A. Huttner, Chief Financial Officer
                    Facsimile: (213) 593-8727

    with a copy (which shall not constitute notice) to:

                    Haynes and Boone, LLP
                    One Houston Center
                    1221 McKinney Street, Suite 2100
                    Houston, Texas 77010
                    Attention:  Bryce D. Linsenmayer, Esq.
                    Facsimile:  (713) 236-5540

    To Payee:       Franklin M. Cantrell, Jr.
                    5555 Del Monte Drive
                    Suite 2305
                    Houston, Texas 77056-4121


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

    with a copy (which shall not constitute notice) to:

                    Hirsch & Westheimer, P.C.
                    700 Louisiana Street, 25th Floor
                    Houston, Texas 77002-2728
                    Attention:  Bradley E. Rauch, Esq. and Michael S. Wilk, Esq.
                    Facsimile: (713) 223-9319

     11. Subordination.

          (a) Maker agrees, and Payee, for itself and for its successors, by accepting this Note agrees that the obligation represented by this Note shall be subordinated in right of payment, to the extent and in the manner provided in this Section 11, to the prior payment in full of all Senior Debt.

          (b) Except as provided in Section 11(c) below, from and after the date hereof until maturity (or acceleration of maturity) of this Note, and unless Wells Fargo expressly consents in writing to the contrary, no payment on this Note shall be made or given by or on behalf of Maker or any affiliate thereof and no payment on account of this Note shall be received, accepted, or retained by Payee, nor shall Payee accelerate, make any demand for, or attempt to receive, collect, or retain the same, whether by collection, set-off, foreclosure, counterclaim, or otherwise.

          (c) Notwithstanding anything contained herein to the contrary, so long as Payee has not received notice from the holders of the Senior Debt that a Senior Debt Event of Default has occurred and has not been cured in the prescribed period of time, Maker may pay, and Payee may receive, payments of principal and interest and other amounts due under this Note; provided that, following an the occurrence of a Senior Debt Event of Default, such payments may and shall be resumed upon the date on which such Senior Debt Event of Default is cured or waived.

          (d) Payee agrees to execute any and all documents reasonably necessary or reasonably required by any Senior Debt lender in order to evidence the terms, agreements and conditions with respect to the subordination of payments on this Note.

     12. GOVERNING LAW. THIS INSTRUMENT AND ALL ISSUES AND CLAIMS ARISING IN CONNECTION WITH OR RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     13. ENTIRETY. THE PROVISIONS OF THIS NOTE MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY MAKER AND PAYEE. THIS NOTE EMBODIES THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR

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

ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

     14. WAIVER OF JURY TRIAL. MAKER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FOREGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR PLEDGE.

                            [Signature page follows]


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


                                   MAKER:

                                   TRADESTAR SERVICES, INC.




                                    By: /s/ Clarence J. Downs
                                       ----------------------------------------
                                            Clarence J. Downs
                                            Chairman and Chief Executive Officer


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